EXHIBIT 23.01

Consent of Independent Auditors

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 8, 2002 on the consolidated financial statements of Moto Photo, Inc. and subsidiaries for the years ended December 31, 2001 and 2000 included in this Form 10-K, into the Company's previously filed Registration Statement File Numbers 33-14356 on Form S-8 dated May 15, 1987, 33-53188 on Form S-8 dated October 13, 1992, 33-59673 on Form S-8 dated May 30, 1995, 333-39347 on Form S-8 dated November 3, 1997 and 333-65315 on Form S-8 dated October 5, 1998.

Cincinnati, Ohio

March 29, 2002